UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2020

AMERISERV FINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-11204	25-1424278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Main & Franklin Streets Johnstown, Pennsylvania		15901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (814) 533-5300

   N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC
8.45% Beneficial Unsecured Securities, Series A (AmeriServ Financial Capital Trust I)	ASRVP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2020, the Board of Directors of AmeriServ Financial, Inc. (the “Company”) appointed Daniel A. Onorato as a Class I Director of the Company to serve until the 2023 annual meeting of shareholders of the Company.  Mr. Onorato will also serve as a director of AmeriServ Financial Bank, a wholly owned banking subsidiary of the Company. Mr. Onorato, age 59, is executive vice president and chief corporate affairs officer for Highmark Health, headquartered in Pittsburgh, Pennsylvania.

Mr. Onorato will be compensated for services as a director on the same basis as other non-employee directors of the Company and AmeriServ Financial Bank, including retainers and board and committee fees.  Mr. Onorato has been appointed to the investment/asset liability committee and the audit committee, on which he will also serve as the board’s designated audit committee financial expert under applicable SEC rules.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release, dated May 13, 2020, announcing the appointment of Daniel A. Onorato as an independent director of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: May 13, 2020	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President and Chief Executive Officer

Exhibit 99.1

Daniel Onorato Joins AmeriServ Financial, Inc. Board of Directors

Johnstown, PA - The Board of Directors of AmeriServ Financial, Inc. (NASDAQ: ASRV) today announced the appointment of Daniel A. Onorato as an independent director of the company.  Mr. Onorato is executive vice president, chief corporate affairs officer for Highmark Health, headquartered in Pittsburgh, Pennsylvania.

Mr. Onorato’s appointment expands the Board to nine directors.  He will be a member of the investment/asset liability committee and the audit committee, on which he will also serve as the board’s designated audit committee financial expert under applicable SEC rules.

“We are pleased to welcome Dan as a new independent director to the AmeriServ board.  He is an accomplished business leader and well-respected within our region for the important roles he has played within Allegheny County government.  Through his role at Highmark Health, Dan has been instrumental in helping the company navigate the regulatory, community and corporate communication facets as one of the top health care providers throughout the state,” Allan Dennison, chairman of AmeriServ Financial, Inc., said.  “We are confident he will add great value to our Board and AmeriServ will benefit from his expertise and counsel.”

Prior to joining Highmark Health, Mr. Onorato served two terms as chief executive of Allegheny County.  Prior to that, he served as Allegheny County’s controller and two terms on the Pittsburgh City Council.  His professional background also includes work as an attorney and certified public accountant (CPA).

Mr. Onorato is currently on the Boards of the Highmark Foundation, Highmark Caring Foundation, Pennsylvania Chamber of Business and Industry, Greater Pittsburgh Chamber of Commerce, Pittsburgh Public Theater, Allegheny Parks Foundation and Jefferson Regional Foundation.   He is a graduate of The Pennsylvania State University, and earned a Juris Doctorate from the University of Pittsburgh School of Law.

Mr. Onorato and his wife, Shelly, reside in Pittsburgh.  They are the parents of three children.

About AmeriServ Financial, Inc.

AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown.  The Company’s subsidiaries provide full-service banking and wealth management services through sixteen community offices in southwestern Pennsylvania and Hagerstown, Maryland.  The Company also operates loan production offices in Altoona and Monroeville, Pennsylvania.  At March 31, 2020, AmeriServ had total assets of $1.17 billion and a book value of $5.92 per common share.  For more information, visit www.ameriserv.com.